UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (date of earliest event reported): November 19, 2025

International Land Alliance, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-56111	46-3752361
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 10th Avenue, Suite 1000

San Diego, CA 92101

(Address of Principal Executive Offices) (Zip Code)

(877) 661-4811

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	ILAL	OTC:QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation

On November 19, 2025, International Land Alliance, Inc., a Wyoming corporation (the “Company”) filed with the Secretary of State of Wyoming an Articles of Amendment as adopted on October 17, 2025 by the Company’s board of directors and necessary shareholders (“Amendment”) to its Articles of Incorporation, as amended (“Articles”) with the following amendments:

1.	Increase number of shares of Series A Convertible Preferred Stock to 200,000
2.	Increase number of shares of Series C Convertible Preferred Stock to 15,000
3.	Amend rights and preferences of Series A Convertible Preferred Stock to:

a.	Change name from Special Preferred Stock to Series A Convertible Preferred Stock
b.	Change voting rights from no votes per share to 100 votes per share
c.	Change conversion rights per share from 100 shares of common stock to 1 share of common stock
d.	Change redemption rights from a period of 5 years from issuance to perpetual

4.	Amend rights and preferences of Series C Convertible Preferred Stock to:

a.	Change Stated Value to only $100 per share.
b.	Change Conversion Price to only 80% of the average of the closing sale price for the 10 consecutive trading days immediately preceding conversion

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description
3.1	Articles of Amendment dated October 17, 2025
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL LAND ALLIANCE, INC.

By:	/s/ Frank Ingrande
Frank Ingrande
Chief Executive Officer

Date: November 19, 2025